HEALTHCARE COMPARE CORP. AND SUBSIDIARIES                            EXHIBIT 11
COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE
(UNAUDITED)
________________________________________________________________________________



                                                                            Three Months Ended June 30,
                                                                            ---------------------------
                                                                               1995             1994
                                                                           ------------     ------------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .          $16,457,000      $12,262,000
                                                                           ===========      ===========
Weighted average number of common shares
  outstanding:
    Shares outstanding from beginning of period   . . . . . . . .           34,206,000       35,247,000

    Other issuances of common stock   . . . . . . . . . . . . . .               17,000           10,000

    Purchases of treasury stock   . . . . . . . . . . . . . . . .                   --         (656,000)
    Common Stock Equivalents:
    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . .              783,000          452,000
                                                                           -----------      -----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . .           35,006,000       35,053,000
                                                                           ===========      ===========
Net income per common share . . . . . . . . . . . . . . . . . . .          $       .47      $       .35
                                                                           ===========      ===========

                                                                             Six Months Ended June 30,
                                                                       ------------------------------------
                                                                          1995                      1994
                                                                       -----------              -----------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .      $31,230,000              $23,341,000
                                                                       ===========              ===========
Weighted average number of common shares
  outstanding:
    Shares outstanding from beginning of period   . . . . . . . .       34,034,000               35,033,000
    Other issuances of common stock   . . . . . . . . . . . . . .          196,000                  154,000
    Purchases of treasury stock   . . . . . . . . . . . . . . . .          (55,000)                (375,000)
    Common Stock Equivalents:
    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . .          821,000                  520,000
                                                                       -----------              -----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . .       34,996,000               35,332,000
                                                                       ===========              ===========
Net income per common share . . . . . . . . . . . . . . . . . . .      $       .89              $       .66
                                                                       ===========              ===========

HEALTHCARE COMPARE CORP. AND SUBSIDIARIES                             EXHIBIT 11
COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE
(UNAUDITED)
________________________________________________________________________________


                                                                                                 Three Months Ended June 30,
                                                                                               -------------------------------
                                                                                                   1995               1994
                                                                                               -----------         -----------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $16,457,000         $12,262,000
                                                                                                ==========         ===========
Weighted average number of common shares
  outstanding:
    Shares outstanding from beginning of period   . . . . . . . . . . . . . . . . . . . . . .   34,206,000          35,247,000
    Other issuances of common stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       17,000              10,000
    Purchases of treasury stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           --            (656,000)
    Common Stock Equivalents:
    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . . . . . . . . . . . . . . . .      783,000             452,000
                                                                                               -----------          ----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35,006,000          35,053,000
                                                                                                ==========          ==========
Net income per common share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $      .47          $      .35
                                                                                                ==========          ==========
                                                                                                 Six Months Ended June 30,
                                                                                              --------------------------------
                                                                                                  1995               1994
                                                                                              ------------        ------------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $31,230,000         $23,341,000
                                                                                                ==========         ===========
Weighted average number of common shares
  outstanding:
    Shares outstanding from beginning of period   . . . . . . . . . . . . . . . . . . . . . .   34,034,000          35,033,000
    Other issuances of common stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      196,000             154,000
    Purchases of treasury stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (55,000)           (375,000)
    Common Stock Equivalents:
    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . . . . . . . . . . . . . . . .      839,000             520,000
                                                                                               -----------         -----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35,014,000          35,332,000
                                                                                                ==========          ==========
Net income per common share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $      .89          $      .66
                                                                                                ==========          ==========





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